Registration No. 333 - _________
    As filed with the Securities and Exchange Commission on December 15, 2000

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                     SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                                ZYGO CORPORATION
               (Exact name of registrant as specified its charter)

         DELAWARE                                            06-0864500
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

LAUREL BROOK ROAD, MIDDLEFIELD, CONNECTICUT                     06455
(Address of Principal Executive Offices)                      (Zip Code)

                                ZYGO CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
              AMENDED AND RESTATED NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the plans)

                                -----------------

                                J. BRUCE ROBINSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                ZYGO CORPORATION
                                LAUREL BROOK ROAD
                         MIDDLEFIELD, CONNECTICUT 06455
                                 (860) 347-8506
            (Name, address and telephone number, including area code,
                              of agent for service)

                                -----------------

           Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                PAUL JACOBS, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 318-3000

                                -----------------

                                              CALCULATION OF REGISTRATION FEE

===================================================================================================================================
       TITLE OF SECURITIES             AMOUNT TO BE         PROPOSED MAXIMUM           PROPOSED MAXIMUM               AMOUNT OF
         TO BE REGISTERED             REGISTERED (1)    OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE        REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $0.10 PAR VALUE            500,000(2)            $32.25 (4)                 $16,125,000                   $4,257
-----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $0.10 PAR VALUE           1,500,000(3)           $64.932 (5)                $97,398,000                 $25,713.07
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                   2,000,000                                        $113,523,000                 $29,970.07
===================================================================================================================================

(1) PLUS SUCH ADDITIONAL INDETERMINABLE NUMBER OF SHARES AS MAY BE REQUIRED PURSUANT TO THE ZYGO CORPORATION EMPLOYEE STOCK PURCHASE PLAN AND THE ZYGO CORPORATION AMENDED AND RESTATED NON-QUALIFIED STOCK OPTION PLAN, IN THE EVENT OF A STOCK DIVIDEND, STOCK SPLIT, RECAPITALIZATION OR OTHER SIMILAR CHANGE IN THE COMMON STOCK.

(2) REPRESENTS THE NUMBER OF SHARES OF COMMON STOCK UNDER THIS REGISTRATION STATEMENT THAT MAY BE ISSUED UNDER THE ZYGO CORPORATION EMPLOYEE STOCK PURCHASE PLAN.

(3) REPRESENTS THE NUMBER OF SHARES OF COMMON STOCK UNDER THIS REGISTRATION STATEMENT THAT MAY BE ISSUED UNDER THE ZYGO CORPORATION AMENDED AND RESTATED NON-QUALIFIED STOCK OPTION PLAN.

(4) COMPUTED IN ACCORDANCE WITH RULE 457(H) UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH COMPUTATION IS BASED ON $32.25 PER SHARE (85% OF THE AVERAGE OF THE HIGH AND THE LOW PRICES OF THE REGISTRANT'S COMMON STOCK AS REPORTED ON THE NASDAQ NATIONAL MARKET ON DECEMBER 14, 2000). PURSUANT TO THE ZYGO CORPORATION EMPLOYEE STOCK PURCHASE PLAN, SHARES ARE SOLD AT 85% OF THE LESSER OF THE FAIR MARKET VALUE OF SUCH SHARES ON THE FIRST DAY OF AN OFFERING PERIOD OR THE LAST DAY OF THE APPLICABLE PURCHASE PERIOD.

(5) COMPUTED IN ACCORDANCE WITH RULE 457(H) UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH COMPUTATION IS BASED ON THE WEIGHTED AVERAGE EXERCISE PRICE OF (I) THE WEIGHTED AVERAGE EXERCISE PRICE OF $84.727 PER SHARE WITH RESPECT TO OUTSTANDING OPTIONS ISSUED UNDER THE ZYGO CORPORATION AMENDED AND RESTATED NON-QUALIFIED STOCK OPTION PLAN TO PURCHASE 865,401 SHARES AND
     (II) $37.9375 PER SHARE (THE AVERAGE OF THE HIGH AND THE LOW PRICES OF THE REGISTRANT'S COMMON STOCK AS REPORTED ON THE NASDAQ NATIONAL MARKET ON DECEMBER 14, 2000) FOR 634,599 SHARES.

-------------------

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ALSO CONSTITUTES (I) POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT ON FORM S-8 (NO. 333-44333), (II) POST-EFFECTIVE AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT ON FORM S-8 (NO. 33-57060), (III) POST-EFFECTIVE AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT ON FORM S-8 (NO. 33-34619) AND (IV) POST-EFFECTIVE AMENDMENT NO. 5 TO THE REGISTRATION STATEMENT ON FORM S-8 (NO. 33-20880), ALL OF WHICH ALSO RELATE TO THE ZYGO CORPORATION NON-QUALIFIED STOCK OPTION PLAN.

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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"), the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who participate in the Zygo Corporation Employee Stock Purchase Plan and the Zygo Corporation Amended and Restated Non-Qualified Stock Option Plan adopted by Zygo Corporation (the "Company" or the "Registrant") and are not being filed with or included in this Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Company are incorporated herein by reference:

          (i) The Company's Annual Report on Form 10-K405 for the fiscal year ended June 30, 2000.

          (ii) The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000.

          (iii) The Company's Amended Current Report on Form 8-K/A filed on July 19, 2000.

          (iv) The Company's Proxy Statement on Schedule 14A filed on July 11, 2000.

          (v) The Company's Proxy Statement on Schedule 14A filed on October 13, 2000.

          (vi) The description of the Company's Common Stock contained in Item I of the Company's Registration Statement on Form 8-A, dated October 26, 1984.

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. The Certificate of Incorporation of the Company provides that the Company shall, to the fullest extent permitted by Section 145, indemnify any and all persons whom it shall have power to indemnify under said Section. Article 4 of the By-laws of the Company also contains provisions for the indemnification of directors, officers and employees in accordance with Section 145. In addition, the Company has entered into Indemnity Agreements with certain directors and officers providing for the maximum indemnification allowed by Section 145.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8. EXHIBITS

     4.1   --  Zygo Corporation Employee Stock Purchase Plan

     4.2   --  Zygo Corporation Amended and Restated Non-Qualified Stock
               Option Plan

     5.1   --  Opinion of Fulbright & Jaworski L.L.P.

     23.1  --  Consent of KPMG LLP

     23.2  --  Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

     24.1  --  Power of Attorney (included in signature page)

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ITEM 9. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Middlefield, State of Connecticut, on the 15th day of December, 2000.

                                           ZYGO CORPORATION

                                           By: /S/ J. BRUCE ROBINSON
                                               --------------------------------
                                               J. Bruce Robinson
                                               Chairman, Chief Executive Officer
                                               and President

                              --------------------

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Bruce Robinson and Michael J. Auth, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                                            Title                                  Date
---------                                            -----                                  ----
/S/ J. BRUCE ROBINSON                           Chairman, Chief Executive             December 15, 2000
---------------------------                     Officer and President
(J. Bruce Robinson)                             (Principal Executive Officer)

/S/ MICHAEL J. AUTH                             Vice President, Finance,              December 14, 2000
---------------------------                     Treasurer and Chief Financial
(Michael J. Auth)                               Officer
                                                (Principal Financial and
                                                Accounting Officer)

/S/ JOHN BERG                                   Director                              December 14, 2000
---------------------------
(John Berg)

/S/ PAUL F. FORMAN                              Director                              December 15, 2000
---------------------------
(Paul F. Forman)

/S/ CLARK HARRIS                                Director                              December 15, 2000
---------------------------
(Clark Harris)

/S/ SEYMOUR E. LIEBMAN                          Director                              December 15, 2000
---------------------------
(Seymour E. Liebman)

/S/ ROBERT G. MCKELVEY                          Director                              December 14, 2000
---------------------------
(Robert G. McKelvey)

/S/ PATRICK TAN                                 Director                              December 14, 2000
---------------------------
(Patrick Tan)

/S/ ROBERT B. TAYLOR                            Director                              December 15, 2000
---------------------------
(Robert B. Taylor)

/S/ CARL A. ZANONI                              Director                              December 15, 2000
---------------------------
(Carl A. Zanoni)

                                INDEX TO EXHIBITS

Exhibit
  No.                 Description
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4.1        Zygo Corporation Employee Stock Purchase Plan

4.2        Zygo Corporation Amended and Restated Non-Qualified Stock Option Plan

5.1        Opinion of Fulbright & Jaworski L.L.P.

23.1       Consent of KPMG LLP

23.2       Consent of Fulbright & Jaworski L.L.P.
             (included in Exhibit 5.1)

24.1       Power of Attorney (included in signature page)

-----------------------